Exhibit 10.3
ENSIGN GUARANTY
          ENSIGN GUARANTY (this “Guaranty”), dated as of February 21, 2008 between THE ENSIGN GROUP, INC., a Delaware corporation (the “Guarantor”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as lender (“Lender”).
W I T N E S S E T H:
          WHEREAS, pursuant to that certain Second Amended and Restated Loan and Security Agreement, dated as of February 21, 2008, by and among Guarantor, the entities as set forth in Schedule I hereto (each a “Borrower” and collectively the “Borrowers”), the Holding Companies and Lender (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Loan Agreement”), Lender has agreed to make Loans and other financial accommodations to Borrowers;
          WHEREAS, Guarantor is the indirect parent of Borrowers and as such will derive direct and indirect economic benefits from the making of the Loans and other financial accommodations provided to Borrowers pursuant to the Loan Agreement;
          WHEREAS, in order to induce Lender to enter into the Loan Agreement and other Loan Documents and to induce Lender to make the Loans and to incur Letter of Credit Obligations as provided for in the Loan Agreement, Guarantor has agreed to guarantee payment of the Obligations; and
          WHEREAS, as a condition precedent to the effectiveness of the Loan Agreement, Guarantor is required to enter into this Guaranty;
          NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce Lender to provide the Loans and other financial accommodations under the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:
1. DEFINITIONS.
          (a) Capitalized terms used herein shall have the meanings assigned to them in the Loan Agreement, unless otherwise defined herein.
          (b) References to this “Guaranty” shall mean this Guaranty, including all amendments, modifications and supplements and any annexes, exhibits and schedules to any of the foregoing, and shall refer to this Guaranty as the same may be in effect at the time such reference becomes operative.
          (c) References to the “Minimum Net Worth” shall mean, for any date of determination the sum of (i) $116,762,000 plus (ii) as of the end of each fiscal year after the Closing Date, an amount equal to twenty-five percent (25%) of the consolidated net income of

Guarantor and its Subsidiaries for such fiscal year (but not less than zero and with no deduction for net losses), all as determined in accordance with GAAP.
          (d) References to the “Net Worth” shall mean, as of any date of determination, the aggregate book value of the consolidated assets of Guarantor and its Subsidiaries, minus the sum of (i) reserves applicable thereto, and (ii) all liabilities of Guarantor and its Subsidiaries on a consolidated basis (including accrued and deferred income taxes), all as determined in accordance with GAAP.
          (e) References to the “Termination Date” shall mean the date on which (a) all of the Loans have been repaid in full in cash, (b) all other Obligations under the Loan Agreement and the other Loan Documents have been completely discharged (other than indemnification Obligations not due and payable when all other Obligations have been paid in full), (c) all Letter of Credit Obligations have been cash collateralized, canceled or backed by standby letters of credit in accordance with Exhibit B of the Loan Agreement, and (d) the Lender shall not have any further obligation to make Loans or grant extensions of credit under the Loan Agreement.
2. THE GUARANTY.
          2.1. Guaranty of Guaranteed Obligations of Borrowers. Guarantor hereby unconditionally guarantees to Lender, and its respective successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the Obligations of each Borrower (hereinafter the “Guaranteed Obligations”). Guarantor agrees that this Guaranty is a guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:
          (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in this Guaranty, any other Loan Document or any other agreement, document or instrument to which any Loan Party and/or Guarantor are or may become a party;
          (b) the absence of any action to enforce this Guaranty or any other Loan Document or the waiver or consent by Lender with respect to any of the provisions thereof;
          (c) the existence, value or condition of, or failure to perfect its lien against, any Collateral for the Guaranteed Obligations or any action, or the absence of any action, by Lender in respect thereof (including, without limitation, the release of any such security); or
          (d) the insolvency of any Loan Party, Guarantor or any Holding Company; or

          (e) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being agreed by Guarantor that its obligations under this Guaranty shall not be discharged until the Termination Date. Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Guaranteed Obligations. Guarantor agrees that any notice or directive given at any time to Lender which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by Lender, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless Lender has specifically agreed otherwise in writing. It is agreed among Guarantor and Lender that the foregoing waivers are of the essence of the transaction contemplated by the Loan Documents and that, but for this Guaranty and such waivers, Lender would decline to enter into the Loan Agreement.
          2.2. Demand by Lender. In addition to the terms of the Guaranty set forth in Section 2.1 hereof, and in no manner imposing any limitation on such terms, it is expressly understood and agreed that, if, at any time, the outstanding principal amount of the Guaranteed Obligations under the Loan Agreement (including all accrued interest thereon) is declared to be immediately due and payable, then Guarantor shall, without demand, pay to the holders of the Guaranteed Obligations the entire outstanding Guaranteed Obligations due and owing to such holders. Payment by Guarantor shall be made to Lender in immediately available Federal funds to an account designated by Lender or at the address set forth herein for the giving of notice to Lender or at any other address that may be specified in writing from time to time by Lender, and shall be credited and applied to the Guaranteed Obligations.
          2.3. Enforcement of Guaranty. In no event shall Lender have any obligation (although it is entitled, at its option) to proceed against any Loan Party or any other Guarantor (as such term is defined in the Loan Agreement) or any Collateral pledged to secure Guaranteed Obligations before seeking satisfaction from Guarantor, and Lender may proceed, prior or subsequent to, or simultaneously with, the enforcement of Lender’s rights hereunder, to exercise any right or remedy which it may have against any Collateral, as a result of any lien it may have as security for all or any portion of the Guaranteed Obligations.
          2.4. Waiver. In addition to the waivers contained in Section 2.1 hereof, Guarantor waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantor of its Guaranteed Obligations under, or the enforcement by Lender of, this Guaranty. Guarantor hereby waives diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in any Borrower’s financial condition or any other fact which might increase the risk to Guarantor) with respect to any of the Guaranteed Obligations or all other demands whatsoever and waive the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. Guarantor represents, warrants and agrees that, as of the date of this Guaranty, its obligations under this Guaranty are not subject to any counterclaims, offsets or defenses against Lender or any Loan Party of any kind. Guarantor further agrees that its obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses against Lender or against any Loan Party of any kind which may arise in the future.
          2.5. Benefit of Guaranty. The provisions of this Guaranty are for the benefit of Lender and its respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any Loan Party or other Guarantor (as such term is defined in the Loan Agreement) and Lender, the obligations of any Loan Party or other Guarantor (as such term is defined in the Loan Agreement) under the Loan Documents. In the event all or any part of the Guaranteed Obligations are transferred, indorsed or assigned by Lender to any Person or Persons, any reference to “Lender” herein shall be deemed to refer equally to such Person or Persons.
          2.6. Modification of Guaranteed Obligations, Etc. Guarantor hereby acknowledges and agrees that Lender may at any time or from time to time, with or without the consent of, or notice to, Guarantor:
          (a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations;
          (b) take any action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;
          (c) amend or modify, in any manner whatsoever, the Loan Documents;
          (d) extend or waive the time for any Loan Party’s or other Guarantor’s (as such term is defined in the Loan Agreement) performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Loan Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;
          (e) take and hold Collateral for the payment of the Guaranteed Obligations guaranteed hereby or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which Lender has been granted a lien, to secure any Obligations;
          (f) release anyone who may be liable in any manner for the payment of any amounts owed by Guarantor or other Guarantor (as such term is defined in the Loan Agreement) or any Loan Party to Lender;

          (g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of Guarantor or any other Guarantor (as such term is defined in the Loan Agreement) or any Loan Party are subordinated to the claims of Lender; and/or
          (h) apply any sums by whomever paid or however realized to any amounts owing by Guarantor or any other Guarantor (as such term is defined in the Loan Agreement) or any Loan Party to Lender in such manner as Lender shall determine in its discretion;
and Lender shall not incur any liability to Guarantor as a result thereof, and no such action shall impair or release the Guaranteed Obligations of Guarantor under this Guaranty.
          2.7. Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against any Loan Party or Guarantor for liquidation or reorganization, should any Loan Party or Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Loan Party’s or Guarantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Lender, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
          2.8. Deferral of Subrogation, Etc. Notwithstanding anything to the contrary in this Guaranty, or in any other Loan Document, Guarantor hereby:
          (a) expressly and irrevocably waives, on behalf of itself and its successors and assigns (including any surety) until the Termination Date, any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue to a surety against a principal, to a guarantor against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of any claim against any Person, and which Guarantor may have or hereafter acquire against any Loan Party in connection with or as a result of Guarantor’s execution, delivery and/or performance of this Guaranty, or any other documents to which Guarantor is a party or otherwise; and
          (b) acknowledges and agrees (i) that this waiver is intended to benefit Lender and shall not limit or otherwise effect Guarantor’s liability hereunder or the enforceability of this Guaranty, and (ii) that Lender and its respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 2.8 and their rights under this Section 2.8 shall survive payment in full of the Guaranteed Obligations.

          2.9. Election of Remedies. If Lender may, under applicable law, proceed to realize benefits under any of the Loan Documents giving Lender a lien upon any Collateral owned by any Loan Party, either by judicial foreclosure or by non-judicial sale or enforcement, Lender may, at its sole option, determine which of such remedies or rights it may pursue without affecting any of such rights and remedies under this Guaranty. If, in the exercise of any of its rights and remedies, Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Loan Party, whether because of any applicable laws pertaining to “election of remedies” or the like, Guarantor hereby consents to such action by Lender and waives any claim based upon such action, even if such action by Lender shall result in a full or partial loss of any rights of subrogation which Guarantor might otherwise have had but for such action by Lender. Any election of remedies which results in the denial or impairment of the right of Lender to seek a deficiency judgment against any Loan Party shall not impair Guarantor’s obligation to pay the full amount of the Guaranteed Obligations. In the event Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, Lender may bid all or less than the amount of the Guaranteed Obligations and the amount of such bid need not be paid by Lender but shall be credited against the Guaranteed Obligations. The amount of the successful bid at any such sale shall be conclusively deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Guaranteed Obligations shall be conclusively deemed to be the amount of the Guaranteed Obligations guaranteed under this Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any such sale.
          2.10. Funds Transfers. If Guarantor shall engage in any transaction as a result of which any Borrower is required to make a mandatory prepayment with respect to the Guaranteed Obligations under the terms of the Loan Agreement (including any issuance or sale of such Guarantor’s Stock or any sale of its assets), Guarantor shall distribute to, or make a contribution to the capital of, such Borrower an amount equal to the mandatory prepayment required under the terms of the Loan Agreement.
3. DELIVERIES.
          In a form satisfactory to Lender, Guarantor shall deliver to Lender, concurrently with the execution of this Guaranty and the Loan Agreement, the Loan Documents and other instruments, certificates and documents as are required to be delivered by Guarantor to Lender under the Loan Agreement.
4. REPRESENTATIONS, WARRANTIES AND COVENANTS.
          To induce Lender to make the Loans and incur Letter of Credit Obligations under the Loan Agreement, Guarantor makes the following representations, warranties, and covenants to Lender for so long as any of the Guaranteed Obligations are outstanding, each and all of which shall survive the execution and delivery of this Guaranty:

          4.1. Corporate Existence; Compliance with Law. Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification; (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (iv) has all licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (v) is in compliance with its charter and by-laws; and (vi) is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
          4.2. Executive Offices. Guarantor’s executive office and principal place of business is as set forth in Schedule II of this Guaranty attached hereto.
          4.3. Corporate Power; Authorization; Enforceable Guaranteed Obligations. The execution, delivery and performance of this Guaranty and all other Loan Documents and all instruments and documents to be delivered by Guarantor hereunder and under the Loan Agreement are within Guarantor’s corporate power, have been duly authorized by all necessary or proper corporate action, including the consent of stockholders where required, are not in contravention of any provision of Guarantor’s charter or by-laws, do not violate any law or regulation, or any order or decree of any Governmental Authority, do not conflict with or result in the breach of, or constitute a default under, or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Guarantor is a party or by which Guarantor or any of its property is bound, do not result in the creation or imposition of any lien upon any of the property of Guarantor, other than those in favor of Lender and the same do not require the consent or approval of any Governmental Authority or any other Person. On or prior to the Closing Date, this Guaranty and each of the Loan Documents to which Guarantor is a party shall have been duly executed and delivered for the benefit of or on behalf of Guarantor, and each shall then constitute a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms.
          4.4 Solvency. Both before and after giving effect to the transactions contemplated by the terms and provisions of this Guaranty, the Guarantor (a) owns property whose fair saleable value is greater than the amount required to pay all of the its Indebtedness (including contingent debts), (b) was and is able to pay all of its Indebtedness as such Indebtedness matures, and (c) had and has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.
          4.5 HIPAA Compliance. To the extent that and for so long as (i) Guarantor is a “covered entity” as defined in 45 C.F.R. § 160.103, (ii) Guarantor and/or its business and operations are subject to or covered by the HIPAA Administrative Requirements codified at 45 C.F.R. Parts 160 & 162 and/or the HIPAA Security and Privacy Requirements codified at 45

C.F.R. Parts 160 & 164, and/or (iii) Guarantor sponsors any “group health plans” as defined in 45 C.F.R. § 160.103, Guarantor: (1) has developed HIPAA privacy policies and procedures as described in 45 C.F.R. § 164.530(i), and HIPAA security policies and procedures as described in 45 C.F.R. § 164.316(a) and (2) is not subject to, and could not reasonably be expected to become subject to, any civil or criminal penalty or any investigation, claim or process under HIPAA that could reasonably be expected to have a Material Adverse Effect.
          4.6 Anti-Terrorism and Anti-Money Laundering Compliance.
          (a) Compliance with Anti-Terrorism Laws. Guarantor represents and warrants to Lender that it is not, and, after making due inquiry, that no Person who owns a controlling interest in or otherwise controls any Borrower is, (i) listed on the Specially Designated Nationals and Blocked Persons List (the “SDN List”) maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or on any other similar list (“Other Lists” and, collectively with the SDN List, the “Lists”) maintained by the OFAC pursuant to any authorizing statute, Executive Order or regulation (collectively, “OFAC Laws and Regulations”); or (ii) a Person (a “Designated Person”) either (A) included within the term “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (B) designated under Sections 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or similarly designated under any related enabling legislation or any other similar Executive Orders (collectively, the “Executive Orders”). The OFAC Laws and Regulations and the Executive Orders are collectively referred to in this Guaranty as the “Anti-Terrorism Laws”. Guarantor represents and warrants that it requires, and has taken reasonable measures to ensure compliance with the requirement, that no Person who owns any other direct interest in any Borrower is or shall be listed on any of the Lists or is or shall be a Designated Person. This Section 4.6 shall not apply to any Person to the extent that such Person’s interest in a Guarantor is through a U.S. Publicly-Traded Entity.
          (b) Funds Invested in Guarantor. Guarantor represents and warrants that it has taken reasonable measures as required by law, with respect to each holder of a direct or controlling indirect interest in Guarantor, to assure that funds invested by such holders in Guarantor are derived from legal sources (“Anti-Money Laundering Measures”). The Anti-Money Laundering Measures have been undertaken in accordance with the Bank Secrecy Act, 31 U.S.C. §§ 5311 et seq. (“BSA”), and all applicable laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations under 18 U.S.C. §§ 1956 and 1957 (collectively with the BSA, “Anti-Money Laundering Laws”).
          (c) No Violation of Anti-Money Laundering Laws. Guarantor represents and warrants to Lender, to its actual knowledge after making due inquiry, that neither Guarantor nor any holder of a direct or controlling indirect interest in Guarantor (i) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering under 18 U.S.C. §§ 1956 and 1957, drug trafficking, terrorist-related activities or other money laundering predicate crimes, or any violation of the BSA, (ii) has been assessed civil penalties under any Anti-Money Laundering Laws, or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.
          (d) Guarantor Compliance with Anti-Money Laundering Laws. Guarantor represents and warrants to Lender that it has taken reasonable measures as required by law, to ensure that Guarantor is in compliance with all applicable Anti-Money Laundering Laws and laws, regulations and government guidance for the prevention of terrorism, terrorist financing and drug trafficking.
          4.7 Financial Statements and Collateral Reports. Guarantor will furnish to Lender (i) Guarantor’s quarterly report on Form 10-Q, when and as filed with the Securities and Exchange Commission via EDGAR; (ii) Guarantor’s annual report on Form 10-K, when and as filed with the Securities and Exchange Commission via EDGAR; (iii) promptly and upon receipt thereof, copies of any reports submitted to Guarantor by its independent accountants in connection with any annual audit of the books and copies of each management control letter provided to Guarantor by independent accountants; (iv) as soon as available, copies of all proxy statements and related notices provided by Guarantor to all of its stockholders; and (v) such additional information, reports or statements as Lender may from time to time request.
          4.8 Litigation and Other Proceedings. Guarantor shall give prompt notice to Lender of any litigation, arbitration, or other proceeding before any Governmental Authority against or affecting the Guarantor where the matter, if decided adversely to such Person, could have a Material Adverse Effect.
          4.9 No Change in Operation or Control. Until the Obligations are repaid in full, Guarantor shall not transfer, assign, convey or grant to any other Person the right to operate or control any of the nursing homes listed on Schedule 4.15 of the Loan Agreement, whether by lease, sublease, management agreement, joint venture agreement or otherwise.
          4.10 Subsidiaries. (a) Guarantor shall have the right to form and fund such Subsidiaries (including New Operating Companies) as Guarantor may deem necessary or appropriate to expand and carry out its business; and (b) within twelve (12) months of the creation of any New Operating Company in accordance with the express terms and conditions of this Guaranty and the Loan Agreement, Guarantor shall take and shall cause any such Subsidiary to take the necessary actions to become a Borrower under the Loan Documents and cause to be executed and delivered (i) a Joinder Agreement, executed by such Subsidiary and (ii) such other financing statements, opinions of counsel and other documents as Lender may request, all in form and substance satisfactory to Lender.
          4.11 Holding Company. The Guarantor covenants and agrees that until the Termination Date, the Guarantor shall own directly or indirectly 100% of the Ownership Interests of each Borrower, and the Guarantor shall not own any other assets (other than Ownership Interests of its Subsidiaries) or incur any Indebtedness or Guaranteed Obligations (other than any Indebtedness of Guarantor outstanding on the date hereof, the Obligations, the Guaranteed Obligations and other Indebtedness incurred in compliance with Section 4.12).

          4.12 Net Worth Covenant. Guarantor shall not permit its Net Worth to be less than the Minimum Net Worth at any time and at the time of incurrence of any Indebtedness and shall provide Lender evidence satisfactory to it of compliance with such Net Worth covenant at least quarterly.
5. EVENTS OF DEFAULT.
          Upon the occurrence of any of the following events, the Lender may, without notice to Borrowers or Guarantor, declare any or all of the obligations, whether or not then due, immediately due and payable by Borrowers under the Loan Documents and by Guarantor under this Guaranty, and the Lender shall be entitled to all available remedies under the Loan Documents, at law or in equity as a result thereof. Each of the following (individually, an “Event of Default” and collectively, the “Events of Default”) shall constitute an event of default under this Agreement:
          (a) the occurrence of an Event of Default under any of the Loan Documents, after giving effect to any applicable notice and cure provisions set forth in the Loan Documents.
          (b) any Guarantor fails to perform any of its obligations under this Guaranty or any agreement under which security is given herefor or any other breach of this Guaranty occurs, or this Guaranty is revoked or terminated by any Guarantor, or any representation or warranty made or given by any Guarantor to the Lender in this Guaranty or any other Loan Document proves to be false or misleading in any material respect.
          (c) Guarantor makes an assignment for the benefit of creditors, offers a composition or extension to creditors, or makes or sends notice of an intended bulk sale of any business or assets now or hereafter conducted by Guarantor;
          (d) (i) Guarantor files a petition in bankruptcy, (ii) Guarantor is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver of or any trustee for itself or any substantial part of its property, (iii) Guarantor commences any proceeding relating to itself under any reorganization, arrangement, readjustment or debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, (iv) any such proceeding is commenced against Guarantor and such proceeding remains undismissed for a period of sixty (60) days, (v) Guarantor by any act indicates its consent to, approval of, or acquiescence in, any such proceeding or the appointment of any receiver of or any trustee for Guarantor or any substantial part of its property, or suffers any such receivership or trusteeship to continue undischarged for a period of sixty (60) days;
          (e) Guarantor or any Affiliate of Guarantor, shall challenge or contest, in any action, suit or proceeding, the validity or enforceability of this Guaranty, or any of the other Loan Documents, the legality or the enforceability of any of the Guaranteed Obligations or the perfection or priority of any lien granted to Lender;

          (f) Guarantor shall be criminally indicted or convicted under any law that could lead to a forfeiture of any material portion of the Collateral.
6. FURTHER ASSURANCES.
          Guarantor agrees, upon the written request of Lender, to execute and deliver to Lender, from time to time, any additional instruments or documents reasonably considered necessary by Lender to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.
7. PAYMENTS FREE AND CLEAR OF TAXES.
          All payments required to be made by Guarantor hereunder shall be made to Lender free and clear of, and without deduction for, any and all present and future federal, state and other taxes and all assessments, fees and other amounts (collectively, “Taxes”). If Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, (a) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 7) Lender receives an amount equal to the sum it would have received had no such deductions been made, (b) Guarantor shall make such deductions, and (c) Guarantor shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Guarantor shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof. Guarantor shall indemnify and, within ten (10) days of demand therefor, pay Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 7) paid by Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.
8. OTHER TERMS.
          8.1. Entire Agreement. This Guaranty, together with the other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a guaranty of the loans and advances under the Loan Documents and/or the Guaranteed Obligations.
          8.2. Headings. The headings in this Guaranty are for convenience of reference only and are not part of the substance of this Guaranty.
          8.3. Severability. Whenever possible, each provision of this Guaranty shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

          8.4. Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Guaranty, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be addressed to the party to be notified as follows:
(a)	If to Lender, at:

General Electric Capital Corporation
c/o GE Healthcare Financial Services
2 Bethesda Metro Center, Suite 600
Bethesda, Maryland 20814
Attention: General Counsel
Account Manager
Facsimile No.: (301) 664-9866
Telephone No.: (301) 961-1640

With a copy to:

Kilpatrick Stockton LLP 1100 Peachtree Street Suite 2800 Atlanta, Georgia 30309-4530 Attention: Cindy A. Brazell Facsimile No: (404) 541-3192 Telephone No.: (404) 815-6159

(b)	If to Guarantor, at:

The Ensign Group, Inc. 27101 Puerta Real, Suite 450 Mission Viejo, CA 92691 Attention: General Counsel Phone: (949) 487-9500 Facsimile: (949) 540-3002
or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. If mailed, notice shall be deemed to be given five (5) days after being sent, and if sent by personal delivery, telecopier or prepaid courier, notice shall be deemed to be given when delivered.

          8.5. Successors and Assigns. This Guaranty and all obligations of Guarantor hereunder shall be binding upon the successors and assigns of Guarantor (including a debtor-in-possession on behalf of Guarantor) and shall, together with the rights and remedies of Lender hereunder, inure to the benefit of Lender, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the rights of Lender, hereunder. Guarantor may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Guaranty.
          8.6. No Waiver; Cumulative Remedies; Amendments. Lender shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Lender and then only to the extent therein set forth. A waiver by Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Lender would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Guaranty may be waived, altered, modified, supplemented or amended except by an instrument in writing, duly executed by Lender and Guarantor.
          8.7. Termination. This Guaranty is a continuing guaranty and shall remain in full force and effect until the Termination Date. Upon payment and performance in full of the Guaranteed Obligations, Lender shall deliver to Guarantor such documents as Guarantor may reasonably request to evidence such termination.
          8.8. Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall collectively and separately constitute one and the same agreement.
          8.9. GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. LENDER AND GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE FEDERAL AND/OR STATE COURTS SITTING IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH

OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8.4. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY TO THIS GUARANTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
          8.10. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND TO THE FULLEST EXTENT PERMITTED BY LAW WAIVES ANY RIGHTS THAT IT MAY HAVE TO CLAIM OR RECEIVE CONSEQUENTIAL OR SPECIAL DAMAGES IN CONNECTION WITH ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.
[Remainder of page intentionally left blank; signature pages follow]

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Guaranty as of the date first above written.

THE ENSIGN GROUP, INC.

ATTEST/WITNESS		By:	/s/ Christopher R. Christensen

		Name:	Christopher R. Christensen
By:	/s/ Gregory Stapley	Title:	President

Gregory Stapley
Secretary

GENERAL ELECTRIC CAPITAL CORPORATION, as Lender

		By:	/s/ Jeffrey P. Hoffman

		Name:	Jeffrey P. Hoffman

		Title:	Its Duly Authorized Signatory
The Ensign Group, Inc.
Guaranty
Signature Page

SCHEDULE I
BORROWERS
ENSIGN SAN DIMAS LLC, a Nevada limited liability company,
AVENUES HEALTHCARE, INC., a Nevada corporation,
CITY HEIGHTS HEALTH ASSOCIATES LLC, a Nevada limited liability company,
ATLANTIC MEMORIAL HEALTHCARE ASSOCIATES, INC., a Nevada corporation,
DOWNEY COMMUNITY CARE LLC, a Nevada limited liability company,
REDBROOK HEALTHCARE ASSOCIATES LLC, a Nevada limited liability company,
CAMARILLO COMMUNITY CARE, INC., a Nevada corporation,
RICHMOND SENIOR SERVICES, INC., a Nevada corporation,
CARROLLTON HEIGHTS HEALTHCARE, INC., a Nevada corporation,
CLAREMONT FOOTHILLS HEALTH ASSOCIATES LLC, a Nevada limited liability company,
BERNARDO HEIGHTS HEALTHCARE, INC., a Nevada corporation,
PRESIDIO HEALTH ASSOCIATES LLC, a Nevada limited liability company,
ENSIGN CLOVERDALE LLC, a Nevada limited liability company,
NORTH MOUNTAIN HEALTHCARE LLC, a Nevada limited liability company,
GLENDALE HEALTHCARE ASSOCIATES LLC, a Nevada limited liability company,
24TH STREET HEALTHCARE ASSOCIATES LLC, a Nevada limited liability company,
SOUTH VALLEY HEALTHCARE, INC., a Nevada corporation,
SUNLAND HEALTH ASSOCIATES LLC, a Nevada limited liability company,
LYNNWOOD HEALTH SERVICES, INC., a Nevada corporation,
C STREET HEALTH ASSOCIATES LLC, a Nevada limited liability company,
HIGHLAND HEALTHCARE LLC, a Nevada limited liability company,
OLYMPUS HEALTH, INC., a Nevada corporation,
GRAND VILLA PHX, INC., a Nevada corporation,
LEMON GROVE HEALTH ASSOCIATES LLC, a Nevada limited liability company,
RAMON HEALTHCARE ASSOC, INC., a Nevada corporation,
WASHINGTON HEIGHTS HEALTHCARE, INC., a Nevada corporation,
RADIANT HILLS HEALTH ASSOCIATES LLC, a Nevada limited liability company,
NORTHERN OAKS HEALTHCARE, INC., a Nevada corporation,
ENSIGN WILLITS LLC, a Nevada limited liability company,
RENEWCARE OF SCOTTSDALE, INC., a Nevada corporation,
HOQUIAM HEALTHCARE, INC., a Nevada corporation,
GATE THREE HEALTHCARE LLC, a Nevada limited liability company,
WEST ESCONDIDO HEALTHCARE LLC, a Nevada limited liability company,
ENSIGN PANORAMA LLC, a Nevada limited liability company,
MANOR PARK HEALTHCARE LLC, a Nevada limited liability company,
ENSIGN MONTGOMERY LLC, a Nevada limited liability company,
POCATELLO HEALTH SERVICES, INC., a Nevada corporation,
ENSIGN PALM I LLC, a Nevada limited liability company,
BELL VILLA CARE ASSOCIATES LLC, a Nevada limited liability company,
ENSIGN WHITTIER WEST LLC, a Nevada limited liability company,

ENSIGN SABINO LLC, a Nevada limited liability company,
SALADO CREEK SENIOR CARE, INC., a Nevada corporation,
HB HEALTHCARE ASSOCIATES LLC, a Nevada limited liability company,
ROSE PARK HEALTHCARE ASSOCIATES, INC., a Nevada corporation,
ENSIGN SONOMA LLC, a Nevada limited liability company,
SOUTHLAND MANAGEMENT LLC, a Nevada limited liability company,
ENSIGN SANTA ROSA LLC, a Nevada limited liability company,
LIVINGSTON CARE ASSOCIATES, INC., a Nevada corporation,
ENSIGN PLEASANTON LLC, a Nevada limited liability company,
UPLAND COMMUNITY CARE, INC., a Nevada corporation,
MCALLEN COMMUNITY HEALTHCARE, INC., a Nevada corporation,
VICTORIA VENTURA HEALTHCARE LLC, a Nevada limited liability company,
COSTA VICTORIA HEALTHCARE LLC, a Nevada limited liability company,
VISTA WOODS HEALTH ASSOCIATES LLC, a Nevada limited liability company,
PARK WAVERLY HEALTHCARE LLC, a Nevada limited liability company,
WELLINGTON HEALTHCARE, INC., a Nevada corporation,
ENSIGN WHITTIER EAST LLC, a Nevada limited liability company, and
TOWN EAST HEALTHCARE, INC., a Nevada corporation